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                                                                    Exhibit 21.2

                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES
                                 JULY 27, 2000

Ben Holt Company
Bentson Contracting Company
Bibb and Associates, Inc.
Construcciones Kiewit, S.A. de C.V.
Constructora Kiewit, C.A.
GBV-Texas, L.P.
GMF 1 L.L.C.
GSC Contracting, Inc.
Gilbert/CBE Indonesia L.L.C.
Gilbert Central Corp.
Gilbert Frontier, Inc.
Gilbert/Healy, L.P.
Gilbert Industrial Corporation
Gilbert Marine L.L.C.
Gilbert Network Services, L.P.
Gilbert Southern Corp.
Gilbert Texas Corp.
Gilbert Texas Construction, L.P.
Gilbert Western Corp.
Global Surety & Insurance Co.
Guernsey Construction Company
Gulf Marine Fabricators, Inc.
Gulf Maritime, L.P.
KiEnergy, Inc.
Kiewit Alabama Mining Company
Kiewit Construction Company
Kiewit Construction Group Inc.
Kiewit Constructors Inc.
Kiewit Engineering Co.
Kiewit Engineering Canada Ltd.
Kiewit Financial Services B.V.
Kiewit/Holt Indonesia L.L.C.
Kiewit/Holt Philippines, L.P.
Kiewit Industrial Co.
Kiewit Industrial Canada Ltd.
Kiewit International Inc.
Kiewit International Services Inc.
Kiewit International Services Ltd.
Kiewit Investment Management Corp.
Kiewit Management Limited
Kiewit Mazon Constructores, S.A. de C.V.

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                   PETER KIEWIT SONS', INC. AND SUBSIDIARIES
                                 JULY 27, 2000

Kiewit Mining Group Inc.
Kiewit Mining Services Inc.
Kiewit Network Services Co.
Kiewit Pacific Co.
Kiewit Pipelines Ltd.
Kiewit Venezuela Inc.
Kiewit Western Co.
Lac De Gras Excavation Inc.
Les Enterprises Kiewit Ltee
Mass. Electric Construction Co.
Mass. Electric International, Inc.
Mass. Electric Securities Corp., Inc.
ME Holding Inc.
MECC Rail Mexicana, S.A. de C.V.
Midwest Agencies, Inc.
MIL Offshore Inc.
Newsham Hybrids (USA), Inc.
PT Kiewit International
Peter Kiewit Sons Co. Ltd.
Servitec de Sonora, S.A. de C.V.
Twin Mountain Construction Company
Twin Mountain Construction II Company
V.K. Mason Construction Ltd.
V.K. Mason Inc.